Exhibit 10.9

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (the “Agreement”) is made as of the 22nd day of October, 2003 between Newton Trust Company, a commercial bank formed under the laws of the State of New Jersey (the “bank”) and Donald E. Hinkel, Jr., (the “Executive”).

WHEREAS, the company has asked the Executive to serve and the Executive wishes to serve, as the President & CEO of the Bank; and

WHEREAS, to retain the Executive’s services, the Bank and the Executive have agreed to enter into the Employment Agreement;

NOW, THEREFORE, in consideration of the mutual covenants and undertakings made herein, the Bank and the Executive, each intending to be legally bound, hereby agree as follows:

1. Employment. The Bank hereby agrees to employ the Executive, and the Executive hereby accepts employment with the Bank, upon the terms and conditions set forth herein.

2. Term of Employment. Subject to the terms hereof the term of this agreement shall commence on the date hereof and shall continue until January 28, 2009 (the “Initial Term”). After the Initial Term, this Agreement shall continue for successive two (2) year periods (each period hereafter referred to as the “Extended Term”), unless the Bank or the Executive shall provide the other party with written notice of an election not to extend the Agreement beyond the Initial Term or any Extended Term at sixty (60) days prior to the last day of the Initial Term or Extended Term, as the case may be. (As used herein, the phrase “Term of Employment shall mean the Executive’s employment with the Bank pursuant to this Agreement during the “Initial Term” and any “Extended Term”)

3. Position.

(a) The Executive shall be employed as the President & CEO of the bank, and shall perform such duties as may be assigned to the Executive from time to time by the Board of Directors of the Bank or as may be set forth in the bylaws of the Bank (“Bylaws”), as the same may be amended from time to time. The Executive’s employment will be on a full time basis at the Bank’s offices located in Newton, New Jersey, subject to such travel as may be required from time to time to perform Executive’s duties. The Executive further agrees to devote his full time and attention to the business of the Bank and to perform such duties as may be required of him to the best of his abilities, and will not accept any other employment without the prior written consent of the Bank.

(b) The Board of Directors of the Bank shall nominate the Executive for election as director of the Bank at each annual meeting of stockholders of the Bank during the Term of Employment.

4. Compensation. The bank shall pay to the Executive compensation for his services during the Term of Employment as follows:

(a) The Executive shall be paid a salary of $125,000 per annum, which salary shall increase at the discretion of the Board of Directors of the Bank. The salary shall be paid in accordance with the payroll policies of the Bank.

(b) The Executive shall be entitled to reimbursement for all proper business expenses incurred by him with respect to the business of the Bank in the same manner and to the same extent as such expenses are reimbursed to other officers of the Bank.

(c) The Executive shall be eligible to receive discretionary annual cash incentive/bonus payments as authorized by the Board of Directors.

(d) Any other expenses related to his duties as President & CEO, such as attendance at various seminars, conventions and /or similar functions, as found to be appropriate and necessary by the Executive Compensation Committee.

(e) The expenses incurred by the Executive shall be reviewed from time to time by the Executive Compensation Committee and reports, if required, will be submitted to the Board of Directors.

5. Benefits. The Executive shall be entitled to twenty (20) vacation days per annum. Personal and sick days will be in accordance with the policies of the Bank. Executive shall be entitled to any hospital, health, disability, medical, pension plans, 401K, Employment Stock ownership plan (ESOP), etc. and any other benefits which are provided to other officers of the Bank from time to time.

6. Termination for Cause The Bank may terminate the Executive’s employment for Cause, upon written notice to the Executive which notice shall specify the reasons for the termination. In the event of termination for Cause, the Executive shall not be entitled to any further payment of benefits under the Agreement other than salary accruing up to the date of termination. For purposes of the Agreement, “Cause” shall mean; (i) the willful or repeated failure by the Executive to perform his duties hereunder or failure to abide by the policies set forth in the Employee Handbook, after at least one warning in writing from the Bank identifying any such failure occurring not less than forty-five (45) days prior to the date notice of termination is given by the Bank pursuant to this section; (ii) the willful misconduct of the Executive in the performance of his duties hereunder; (iii) conviction of a crime (other than a minor traffic violation); (iv) habitual drunkenness and/or drug abuse; (v) excessive absenteeism, other than for illness, after at least one warning in writing from the Bank; (vi) the unauthorized disclosure or use of any confidential information or proprietary data of the Bank, its parent, or its subsidiaries; or (vii) the happening of any event or existence of any circumstances which would prevent the Executive from serving as a director of the Bank under Section 104 of the New Jersey Banking Act of 1948 (the Act), as the same may be amended or modified, or any successor statutory or regulatory provision. For purposes of this section, no act or omission shall be deemed willfull if made in good faith and with a reasonable belief that the act or omission was in the best interests of the Bank.

7. Disability. If during the Term of Employment, the Executive shall become permanently disabled or is otherwise unable to perform his essential job functions hereunder with or without reasonable accommodation for six consecutive months, or for shorter periods aggregating six months, in any twelve month period, the Bank may terminate the employment of the Executive hereunder upon written notice to the Executive. In such event, the Executive shall not be entitled to any further payments or benefits under this Agreement other than payments under any disability policy which the Bank may obtain for the benefit of its officers generally and salary accruing up to the date of termination.

8. Death Benefits. Upon the Executive’s death during the Term of Employment, the Executive’s estate shall be entitled to the proceeds of any life insurance policy then maintained by the Bank pursuant to Section 5; the Executive’s estate shall not be entitled to any further payment or benefits other than salary and other benefits accrued up to the date of death.

9. Termination Without Cause. The Bank may terminate the Executive’s employment without Cause upon written notice to the Executive. If the Bank terminates the Executive’s employment without Cause, the Bank shall, within 30 days following his termination pay the Executive a lump sum termination benefit (the “Severance Payment”) equal to two times the annual salary of the Executive in effect at the time notice of termination was given. The “Severance Payment” shall be in addition to any salary accruing up to the date of termination. The Bank also shall continue to provide to the Executive the hospital, health, disability and medical benefits which may be available from time to time to officers of the Bank, for a period of not less than 24 months from the date the Executive is terminated without Cause by the Bank.

The payment of the “Severance Payment” by the Bank is conditioned upon the Executive resigning from all positions held as a director, officer and employee of Newton Financial Corporation, Newton Trust Company, and all their subsidiaries.

In the event the Executive’s employment hereunder shall be terminated by the Bank without Cause, the Executive shall be obligated to promptly inform the Bank of any new employment. If the Executive’s new employment provides the Executive with hospital, health, disability and medical benefits which are equivalent to the benefits payable by the Bank hereunder, the Bank may permanently reduce or terminate the duplicative benefits it is obligated to provide hereunder. The Executive shall not have a duty to mitigate the damages suffered by the Executive in connection with the termination by the Bank of his employment without Cause. Except as set forth in this Section 9, the Executive shall not be entitled to any other payments or benefits following a termination without Cause.

10. Resignation. The Executive may resign from his employment with the Bank hereunder at any time during the Term of Employment for any reason upon ten (10) days prior written notice. Except as provided in. Section 11 of the Agreement, upon resignation the executive shall not be entitled to any additional compensation for the time after which he ceases to be employed by the Bank, and shall not be entitled to any of the other benefits provided hereunder.

11. Resignation Upon Change in Control.

(a) For purposes of this Section 11, a “Change in Control” shall mean any of the following:

(i) Any tender offer or merger (including any triangular merger), consolidation, plan of exchange or other business combination (each of the following being referred to herein as a “Transaction”), as a result of the persons who were shareholders of the Bank immediately prior to the Transaction do not immediately thereafter own, in the aggregate, at least sixty (60%) of the outstanding voting securities of the Bank, the acquiring entity, or the resulting or surviving entity (or of the parent of Bank) or such entity in the case of a triangular merger, as the case may be;

(ii) Any sale or other disposition of all or substantially all of the assets of the Bank to any entity of which less than sixty percent (60%) of its outstanding voting securities is owned by persons who were shareholders of the Bank, or of which less than a majority of its Board of Directors consist of persons who were directors of the Bank immediately prior to the disposition.

(b) The Executive may resign from his employment with the Bank (or any successor bank) if, at any time after a Change in Control any of the following shall occur without the prior consent of the Executive:

(i) the assignment to the Executive of any duties inconsistent with, or the reduction of the powers or functions associated with, the Executive’s position, duties and responsibilities with the Bank immediately prior to the Change in Control as set forth in the Bylaws;

(ii) the assignment to the Executive by the Bank or any successor to the Bank of a principal office for the performance of this duties hereunder which is more than Forty (40) miles from the principal office of Executive immediately prior to the Change in Control;

(iii) the failure by the Bank or any successor to the Bank to continue in effect any employee benefit or bonus plan or arrangement in which the

Executive was eligible to participate immediately prior to the Change in Control (except that the Bank or any successor to the bank may establish plans or arrangement providing equivalent benefits), or the taking of any action which prevents the Executive’s participation in or reduces the Executive’s benefits under, any of the foregoing;

(iv) the failure by the Bank or any successor to the Bank to provide the Executive the same number of paid vacation, sick and personal days to which the Executive was entitled immediately prior to the Change in Control;

(v) in the event of Change in Control due to the disposition of all or substantially all the assets of the Bank, the failure by the Bank to obtain an assumption of the obligations of the Bank under this Agreement by the purchaser of such assets; or

(c) In the event the Executive shall resign from his employment, and all positions as an officer and director of Newton Financial Corporation, Newton Trust Company and all their subsidiaries pursuant to this Section 11, the Executive shall be entitled to salary accruing up to the date of termination/resignation and a Severance Payment Equal to 2 Years annual salary at the Executive’s then current annual salary at the time of Resignation. Such Severance Payment shall be paid within thirty (30) business days after the effective date of the Executive’s resignation and the Bank or successor Bank shall continue, for twenty four (24) months, to provide to the Executive the hospital, health, disability and medical benefits which may be available from time to time to officers of the Bank in accordance with and subject to the limitations set forth in Section 9 hereof.

(d) Executive shall have no duty to mitigate the damages suffered by him in connection with his resignation pursuant to the Section 11. Except as set forth in this Section 11, Executive shall be entitled to no other payments or benefits following his resignation.

12. Non-Disclosure; Non-Competition.

(a) Except as may be required in the course of his employment with the Bank and in pursuit of the business of the Bank or any of its subsidiaries, the Executive shall not, at any time during or following the Term of Employment, disclose to any person or use any confidential information or proprietary data of the Bank, its parent, or any of its subsidiaries. The Executive agrees that all information concerning the Bank’s relations with its customers is confidential information. The obligations of the Executive under this Section 12(a) shall survive the termination of the Executive’s employment hereunder and the expiration of this Agreement.

(b) The Executive agrees that in the event that this Agreement is terminated and the Executive shall be entitled to receive the Severance Payment as a result of such termination, the Executive will not, for a period of two years within a fifteen (15) mile radius of any branch office of the Bank, engage in, or own, manage, operate, control, be employed by or participate in the ownership, management, operation or control of or otherwise be connected in any manner with any business which engages in, any activity which is competitive with the business of the Bank or any of its subsidiaries as conducted on the date of such termination.

13. Waiver of Breach. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate nor be construed as a waiver of any subsequent breach, nor shall any waiver of any provision of this Agreement in any instance shall be deemed to be a waiver of any other provision in any other instance.

14. Arbitration. Any controversy or claim arising out of or relating to the Agreement, or the breach thereof, except for a right to specific performance or injunctive relief to enforce the covenants contained in Paragraph 12, shall be settled by arbitration in accordance with the rules then in effect of the district office of the American Arbitration Association (“AAA”) nearest to the main office of the Bank, and judgment upon the award rendered may be entered in any court having jurisdiction thereof, except to the extent that the parties may otherwise reach a mutual settlement of such issue. Each party shall bear his or its own costs and expenses, including attorneys’ fees, incurred in connection with such dispute, proceedings or actions.

15. Representation. by Counsel. The Executive represents and warrants to the Bank that he has been represented by legal counsel in connection with the preparation, negotiation and execution of the Agreement, and acknowledges and agrees with the Bank that Christopher D. Quinn has acted solely as counsel to the Bank in connection with the preparation, negotiation and execution of this Agreement and not as counsel to the Executive.

16. Governing Law. The term of this Agreement shall be governed by, and interpreted and construed in accordance with, the laws of New Jersey applicable to agreements made and fully to be performed in such state.

17. Entire Agreement:Amendment. This Agreement sets forth the entire understanding of the parties hereto with respect to its subject matter and supersedes all prior agreements, negotiations and understandings, written or oral, with respect to matters covered hereby. The amendments or termination of this Agreement may be made only in a writing executed by the Bank and the Executive, and no amendment or termination of this Agreement shall be effective unless and until made in such a writing.

18. Assignment. This Agreement is personal to the Executive and the Executive may not assign any of his rights or duties hereunder, but this Agreement shall be enforceable by the Executive’s legal representatives, executors or administrators. This Agreement may be assigned by the Bank to any entity which acquires all or substantially all of the assets of the Bank existing at the time of such acquisition, or with or into which the Bank is consolidated or merged.

19. Binding Effect. It is the expectation and intent of the parties hereto that this Agreement shall be binding upon, enforceable against, and inure to the benefit of, the Bank and its permitted successors and assigns, and the Executive. In furtherance thereof, the Bank and the Executive expect and intend that the “Act”, including but not limited to Section 112 of the “Act”, does not limit or impair the obligation of the Bank (or any successor or assign of the Bank) to make, or the right of the Executive to receive, any Severance Payment pursuant to this Agreement, and that pursuant to Section 24a of the “Act”, and the regulations promulgated pursuant thereto, the obligation of the Bank to make any Severance Payment hereunder shall be binding upon and enforceable against the Bank and its successors and assigns to the same extent that such obligation would be enforceable against a national bank under federal law.

20. Severability. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

21. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and together shall constitute one and the same instrument.

22. Guaranty. Newton Financial Corporation executes this Agreement to Guaranty the performance of the Bank’s obligations under this Agreement.

IN WITNESS WEREOF, the Bank has caused this Agreement to be signed by its duly authorized officer, and the Executive has executed this Agreement, as of the day and year first written above.

Attest:	Newton Trust Company

	By:	/s/ Thomas J. Bain
Thomas J. Bain, Chairman

Newton Financial Corporation

	By:	/s/ Thomas J. Bain
Thomas J. Bain, Chairman

/s/ Donald E. Hinkel, Jr.
Donald E. Hinkel, Jr., Executive